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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 our reports dated February 12, 2002, included in MRV Communication's Form 10-K for the year ended December 31, 2001, and to all references to our Firm included in this registration statement.



/s/ ARTHUR ANDERSEN LLP
Arthur Andersen LLP




Los Angeles, California
March 19, 2002